UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2004 (February 4, 2009)

SOUTHERN COPPER CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	File No. 1-14066	13-3849074
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

11811 North Tatum Blvd., Suite 2500, Phoenix, AZ 85028
(Address and zip code of principal executive offices)

(602) 494-5328
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01   OTHER EVENTS

On February 4, 2009,  Southern Copper Corporation, or SCC, announced that it entered into a support agreement with Frontera Copper Corporation, or Frontera, a Canadian mining, development and exploration company, for the acquisition of Frontera's outstanding common shares pursuant to an all cash take-over bid for consideration of C$0.65 per share, or approximately C$42,000,000.

The terms and conditions of the offer will be included in an offer and take-over bid circular expected to be filed with the Canadian Securities regulatory authorities on February 6, 2009, but in any case no later than February 13, 2009. A copy of SCC's press release containing the announcement is filed as Exhbit 99.1 to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN COPPER CORPORATION

By:	/s/ Armando Ortega Gómez
Name:	Armando Ortega Gómez
Title:	Vice President, Legal, General Counsel, and Secretary

Date:  February 4, 2009

INDEX TO EXHIBITS

Exhibits

99.1	Press release dated as of February 4, 2009